Exhibit 3.93

ARTICLES OF INCORPORATION
OF
COMMERCIAL SATELLITE SYSTEMS, INC.
The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:
1.	The name of the corporation is: COMMERCIAL SATELLITE SYSTEMS, INC.

2.	The number (and classes, if any) of shares the corporation is authorized to issue is (are): 200 shares of common stock al with no par value.

3(a)	The corporation’s initial registered office address, including street and number, is: 12761 Flat Meadow Lane, Herndon, VA 22071

3(b)	The registered office is located in the City of or the County of Fairfax.
4(a). The name of the corporation’s initial registered agent, whose business office is identical with the above registered office is:
     Mr. William C. Melvin, an individual who is a resident of Virginia and either a director of the corporation or a member of the Virginia State Bar.
4(b). The initial registered agent is a professional corporation registered under the provisions of Section 54.1-3902, Code of Virginia.
5. The names and addresses of the initial directors (required if the initial registered agent is an initial director) are:

Frank E. York	William C. Melvin
12761 Flat Meadow Lane	12761 Flat Meadow Lane
Herndon, VA 22071	Herndon, VA 22071
c/o Colby Attorneys Service Co., 107 Washington Avenue, Albany, NY 12210
Dated : 4/28/95

ARTICLES OF AMENDMENT OF
COMMERCIAL SATELLITE SYSTEMS, INC.
ARTICLE ONE
The name of the corporation is Commercial Satellite Systems, Inc.
ARTICLE TWO
The corporation’s name is to be changed to Global Communications Solutions, Inc.
ARTICLE THREE
The foregoing amendment was adopted on December 22, 1999.
ARTICLE FOUR
The amendment was adopted by unanimous consent of the shareholders.
The undersigned President declares the facts herein stated are true as of December 22, 1999.

Commercial Satellite Systems, Inc.
By:	/s/ Frank E. York
Frank E. York, President

ARTICLES OF AMENDMENT
OF
GLOBAL COMMUNICATIONS SOLUTIONS, INC.
     The undersigned corporation, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, hereby executes the following articles of amendment and sets forth:
     1. The name of the corporation is Global Communications Solutions, Inc. (the “Corporation”).
     2. The number and classes of shares the Corporation is authorized to issue are changed as follows:
500 shares of Class A voting common stock, $.01 par value
4,500 shares of Class B non-voting common stock, $.01 par value
     The relative rights, preferences and limitations of each class of capital stock shall be as follows: In respect to all matters as to which the vote or the consent of the shareholders of the Corporation shall be required or shall be taken, the owners of the Class A voting common stock shall be entitled to one vote for every share of common Stock held according to the records of the Corporation. Except as otherwise provided by law, ownership of Class B non-voting common stock shall not entitle the holders thereof to vote with respect to any matter as to which the vote or consent of the shareholders of the Corporation shall be required to be taken, and all rights to vote and all voting power shall be vested solely in the holders of the Class A voting common stock. In all other respects, the rights, preferences and limitations vitae two classes shall be identical.
     3. The manner in which the shares shall be changed by reason of the foregoing amendment to change the authorized shares is as follows:
     A. There are currently authorized 200 shares of common stock, no par value, of which 25 are issued and 175 are unissued. Upon the filing of this Certificate, there will be authorized 500 shares of Class A voting common stock, $.01 par value and 4,500 shares of Class B non-voting common stock, $.01 par value.
     B. The currently issued and outstanding 25 shares of no par value common stock shall upon the filing of this Certificate be changed into 250 shares of Class A voting common stock, $.01 par value and 2,250 shares of Class B non-voting common stock, $.01 par value at a ratio of ten (10) shares of $.01 par value Class A voting common stock and ninety (90) shares of Class B non-voting common stock, $.01 par value for each currently authorized and issued share of no par value common stock.

     4. The amendment was adopted by consent of the sole shareholder.
Executed in the name of the corporation by:

/s/ Frank E. York	10/6/06

Frank E. York, President	Date
SCC ID #0447501-8